                         EXHIBIT 10(11)

                        CREDIT AGREEMENT


          THIS CREDIT AGREEMENT, dated as of March 30, 1999, is by and between INDUSTRIAL RUBBER PRODUCTS, INC., a corporation organized under the laws of the State of Minnesota (the
"Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                           ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

          Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings:

          "Advance": Any portion of the outstanding Revolving
Loan.

          "Board":  The Board of Governors of the Federal Reserve
System or any successor thereto.

          "Borrowing Base":  As defined in Section 2.5.

          "Borrowing Base Certificate":  As defined in Section
2.5.

          "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open at the location of the Lender.

          "Closing Date": Any Business Day between the date of this Agreement and March 31, 1999 selected by the Borrower for the making of the Term Loan and the initial Advance on the Revolving Loan hereunder; provided that all the conditions precedent to the obligation of the Lender to make the Term Loan and the initial Advance on the Revolving Loan, as set forth in
Article III, have been, or, on such Closing Date, will be, satisfied. The Borrower shall give the Lender not less than one Business Day's prior notice of the day selected as the Closing Date.

          "Commitments":  The Revolving Commitment and the Term
Loan Commitment.

          "Default":  Any event which, with the giving of notice
(whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

          "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

          "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member Lender of the Federal Reserve System, with deposits comparable in amount to those held by the Lender, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default":  Any event described in Section
7.1.

          "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

          "Leverage Ratio":  As defined in Section 6.10.

               "LIBOR Pricing Rate": The LIBOR Pricing Rate means for each month a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula, which rate shall continue in effect until the next succeeding month:


                           {          LIBO Rate        }
     LIBOR Pricing Rate =  {-------------------------- }
                           {1.00 - Eurocurrency Reserve}
                                   Percentage

          In such formula, (i) Eurocurrency Reserve Percentage' means the percentage (expressed as a decimal) for such month prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements applicable to Eurocurrency liabilities' pursuant to Regulation D or any other applicable regulation of the Board of Governors which prescribes such reserve requirements, and (ii) "LIBO RATE" means the offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) for an interest period of one month which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time on the first Business Day of such month on which the London Interbank is open, or the rate determined by the Lender based on such other published service of general application as shall be selected by the Lender for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Lender may determine the rate based on rates offered to the Lender for deposits in United States Dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for an interest period of one month. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

          "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

          "Loan Documents": This Agreement, the Notes, and any documents described in Section 3.1(a)(vii).

          "Notes":  The Revolving Note and the Term Note.

          "Person": Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Regulatory Change": Any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Revolving Commitment": The obligation of the Lender to make Advances to the Borrower on the Revolving Loan in an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

          "Revolving Commitment Amount":  As defined in Section
2.1(a).

          "Revolving Commitment Fees":  As defined in Section
2.9.

          "Revolving Loan":  As defined in Section 2.1(a).

          "Revolving Maturity Date":  As defined in Section
2.1(a).

          "Revolving Note":  As defined in Section 2.3.

          "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

          "Tangible Net Worth":  As defined in Section 6.8.

          "Term Loan":  As defined in Section 2.1(b).

          "Term Loan Commitment": The obligation of the Lender to make a term loan to the Borrower in the Term Loan Commitment
Amount upon the terms and subject to the conditions and limitations of this Agreement.

          "Term Note":  As defined in Section 2.3.

          "Total Liabilities": At the time of any determination, the amount, on a consolidated basis of all items of Indebtedness of the Borrower and the Subsidiaries that would constitute
"liabilities" for balance sheet purposes in accordance with GAAP.

          "Wall Street Journal Prime Rate": The "Prime Rate" as published in The Wall Street Journal (currently defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks, but however the same may be from time to time defined).

          Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

          Section 1.3 Other Definitional Terms, Terms of Construction. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and the like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Notes are irrevocably paid in full and the Revolving Commitment is terminated.

                           ARTICLE II

                        TERMS OF LENDING

          Section 2.1 The Commitments. On the terms and subject to the conditions hereof, the Lender agrees to make the following lending facilities available to the Borrower:

                    2.1 (a) Revolving Credit. A revolving loan (the "Revolving Loan") to the Borrower available as Advances at any time and from time to time from the Closing Date to September 30, 1999 (the "Revolving Maturity Date"), during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of revolving Advances shall not at any time exceed $2,000,000 (the "Revolving Commitment Amount"); and provided, further, that no revolving Advance will be made if, after giving effect thereto, the unpaid principal amount of the Revolving Note would exceed the Borrowing Base.

          2.1 (b) Term Loan. A term loan (the "Term Loan") from the Lender to the Borrower on the Closing Date in the amount of $7,000,000 (the "Term Loan Commitment Amount").

Notwithstanding any provision hereof, this Agreement and the Revolving Commitment shall terminate and the Lender shall have no obligation hereunder if the Term Loan hereunder has not been made by March 31, 1999, provided, however, that the obligations of the Borrower under Section 8.2 shall survive any such termination.

          Section 2.2 Procedure for Advances and the Term Loan. Any request by the Borrower for an Advance on the Revolving Loan shall be in writing or by telephone and must be given so as to be received by the Lender not later than 10:00 (Hibbing, Minnesota time) of the date of the requested Advance. Each request for an Advance shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Advance date and after giving effect to such Advance the applicable conditions specified in Article III have been and will continue be satisfied. Each request for an Advance shall specify (i) the requested Advance date (which must be a Eurodollar Business Day), and (ii) the amount of such Advance which shall be in a minimum amount of $100,000 or, if more, an integral multiple thereof. Unless the Lender determines that any applicable condition specified in
Article III has not been satisfied, the Lender will make available to the Borrower at the Lender's principal office in Hibbing, Minnesota in immediately available funds not later than 3:00 PM (Hibbing time) on the requested Advance date the amount of the requested Advance.

          Section 2.3 The Notes. The Advances on the Revolving Loan shall be evidenced by a single promissory note of the Borrower (the "Revolving Note"), substantially in the form of
Exhibit 2.3 (a) hereto, in the amount of the Revolving Commitment Amount originally in effect. The Term Loan shall be evidenced by a promissory note (the "Term Note"), substantially in the form of
Exhibit 2.3 (b) hereto, in an amount equal to the Term Loan Commitment Amount. The Lender shall enter in its ledgers and records the payments made on the Term Loan and the amount of each Advance made and the payments made thereon, and the Lender is authorized by the Borrower to enter on a schedule attached to the Notes a record of such Advances and payments.

          Section 2.4 Interest Rates, Interest Payments and
Default Interest. Interest shall accrue and be payable on the Advances as follows:

                              2.4 (a) Each Advance shall bear interest on the
unpaid principal amount thereof at a rate per annum equal to the sum of (i) the LIBOR Pricing Rate, plus (ii) 2.25%.

                              2.4 (b) Upon the happening of any Event of
Default, each Advance shall, at the option of the Lender, bear interest until paid in full at a rate per annum equal to the sum of the rate applicable to such Advance plus 1.5%.

                              2.4 (c) Interest shall be payable (i) on the first
day of each month; (ii) upon any permitted prepayment (on the amount prepaid); and (iii) with respect to all Advances on the Revolving Maturity Date; provided that interest under clause (b) shall be payable on demand.

                              2.4 (d) Interest on the Term Note is at the rate
and payable at The Wall Street Journal Prime Rate. Upon the happening of an Event of Default, the Term Note, shall at the option of the Lender, bear interest until paid in full at a rate per annum equal to the sum of the rate otherwise applicable to the Term Note plus 1.5%.

          Section 2.5 Borrowing Base and Mandatory Prepayment. The Borrowing Base shall be equal to the sum of (1) 50% of the lower of cost (determined on a first-in, first-out basis) or market value of Eligible Inventory, plus (2) 80% of the face value of Eligible Receivables. "Eligible Inventory" and "Eligible Receivables" are defined on Schedule 1 hereto. The Borrower shall deliver borrowing base certificates in the form attached hereto (a "Borrowing Base Certificate") to the Lender
(i) dated as of the last day of each month, by the 15th day of the next month and (ii) dated as of the date the Lender requests such a certificate within 10 days of the Lender's request for the certificate. Each such certificate shall state the amount of Eligible Inventory, Eligible Receivables and the Borrowing Base as of the end of the previous month or the date of the Lender's request, as appropriate. Any limitations on advances or required prepayments relating to the Borrowing Base shall be based on the latest borrowing base certificate the Borrower shall have delivered to the Lender. If the principal balance of the Revolving Note at any time exceeds the Borrowing Base, the Borrower shall immediately prepay the Revolving Note by the amount of that excess.

          Section 2.6  Repayment and Prepayment.

                              2.6 (a) Repayment of the Revolving Note. Principal of the Revolving Note shall be payable in full on the
     Revolving Maturity Date.

                    2.6 (b) Repayment of the Term Note. Principal of the Term Note is payable as provided in the Term
     Note.

          Section 2.7   Optional Prepayments.   The Borrower may
prepay Advances, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $100,000. Amounts paid (unless following an acceleration or upon termination of the Commitment in whole) or prepaid on Advances on the Revolving Loan under this Section may be reborrowed upon the terms and subject to the conditions and limitations elsewhere in this Agreement.

          Section 2.8 Optional Reduction of Revolving Commitment Amount or Termination of Commitment. The Borrower may, at any time, upon not less than two Business Days prior written notice to the Lender, reduce the Revolving Commitment Amount, with any such reduction in a minimum amount of $100,000; provided, however, the Borrower may not at any time reduce the Revolving Commitment Amount below the then unpaid principal balance of the Revolving Note. The Borrower may, at any time, upon not less than two Business Days prior written notice to the Lender, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section, the Borrower shall pay to the Lender all unpaid obligations of the Borrower to the Lender hereunder.

          Section 2.9 Revolving Commitment Fee. In the event that the interest paid to the Lender from the Closing Date until the Revolving Maturity Date does not exceed $2,500, the Borrower shall pay to the Lender fees (the "Revolving Commitment Fees") in an amount determined by applying a rate of 0.25% per annum to the average daily unused Revolving Commitment Amount for the period from the date of this Agreement to the Revolving Maturity Date. Such Revolving Commitment Fees are payable in arrears quarterly on the last day of each quarter and on the Revolving Maturity Date.

          Section 2.10  Computation.  Revolving Commitment Fees
and interest on the Notes shall be computed on the basis of actual days elapsed and a year of 360 days.

          Section 2.11 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Lender's capital or the capital of its parent corporation (by an amount the Lender deems material) as a consequence of the Commitments and/or the Advances to a level below that which the Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account the Lender's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five days after written notice and demand from the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or its parent corporation for such reduction. Any determination by the Lender under this Section and any certificate as to the amount of such reduction given to the Borrower by the Lender shall be final, conclusive and binding for all purposes, absent error.

          Section 2.12 Use of Proceeds. The proceeds of the initial Revolving Advance shall be used first for general business purposes. Any remaining balance of the initial Revolving Advance and the proceeds of any subsequent Revolving Advance shall be used for the Borrower's general business purposes in a manner not in conflict with any of the Borrower's covenants in this Agreement. The proceeds of the Term Loan shall be used for the acquisition of the assets of Irathene System Incorporated.

          Section 2.13  Interest Rate Not Ascertainable, Etc.
If, on or prior to the date for determining LIBOR Pricing Rate, the Lender determines (which determination shall be conclusive and binding, absent error) that:

               (a) deposits in dollars (in the applicable amount) are not being made available to the Lender in the relevant market, or

               (b) the LIBOR Pricing Rate will not adequately and fairly reflect the cost to the Lender of funding or maintaining Advances,

the Lender shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Lender to make or continue any Advances shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Lender shall be made at a rate equal to the Wall Street Journal Prime Rate minus .25%.

          Section 2.14  Increased Cost.  If any Regulatory
Change:

               (a) shall subject the Lender to any tax, duty or other charge with respect to its Advances, the Notes, its obligation to make Advances or shall change the basis of taxation of payment to the Lender of the principal of or interest on Advances or any other amounts due under this Agreement in respect of Advances or its obligation to make
     Advances (except for changes in the rate of tax on the overall net income of the Lender imposed by the jurisdiction in which the Lender's principal office is located); or

               (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding any such requirement to the extent included in calculating the applicable LIBOR Pricing Rate) against assets of, deposits with or for the account of, or credit extended by, the Lender;

               (c) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding any such requirement to the extent included in calculating the applicable LIBOR Pricing Rate) against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the interbank market any other condition affecting its Advances, the Note or its obligation to make Advances;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Advance, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Revolving Note, then, within 30 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section. A certificate of the Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Lender may use any reasonable averaging and attribution methods. Failure on the part of the Lender to demand compensation for any increased costs or reduction in amounts received or receivable shall not constitute a waiver of the Lender's rights to subsequently demand compensation for any increased costs or reduction in amounts received or receivable.

          Section 2.15 Illegality. If any Regulatory Change shall make it unlawful or impossible for the Lender to make, maintain or fund any Advances, the Lender shall notify the Borrower, whereupon the obligation of the Lender to make or continue any Advances shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist. If the Lender determines that it may not lawfully continue to maintain any Advances, all of the affected Advances shall be automatically become interest at the Wall Street Journal Prime Rate minus .25% as of the date of the Lender's notice, and upon such conversion the Borrower shall indemnify the Lender in accordance with the following Section.

          Section 2.16 Funding Losses. The Borrower shall compensate the Lender, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Lender to lenders of funds borrowed by it to make or carry Advances to the extent not recovered by the Lender in connection with the re-employment of such funds and including loss of anticipated profits) which the Lender may sustain if for any reason, other than a default by the Lender, a funding of a Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Advance under Section 2.2 or 2.5. The Lender's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

          Section 2.17 Discretion of Lender as to Manner of Funding. The Lender shall be entitled to fund and maintain its funding of Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.16) shall be made as if the Lender had actually funded and maintained each Advance.

          Section 2.18 Break-up Fee. In the event that the Lender offers permanent financing to the Borrower on similar terms as those contained in this Agreement and the Borrower refinances any part of the Term Loan or the Revolving Loan with a Person other than the Lender, the Borrower shall pay the Lender a break up fee in the amount of $50,000 upon such refinancing.

                          ARTICLE III

                      CONDITIONS PRECEDENT

          Section 3.1 Conditions of Initial Revolving Advance and Term Loan. The obligation of the Lender to make the initial Advance on the Revolving Loan and the Term Loan hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

                         3.1 (a) Documents. The Lender shall have received
the following:

                              (i) The Notes executed by a duly authorized
                    officer (or officers) of the Borrower and dated the Closing Date.

                              (ii) A copy of the corporate resolutions of the
                    Borrower authorizing the execution, delivery and performance of this Agreement and the Notes and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute this Agreement and the Notes, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                              (iii) A copy of the Articles of Incorporation of
                    the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 10 days prior to the Closing Date.

                              (iv) A certificate of good standing for the
                    Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental official as of a date not more than 10 days prior to the Closing
          Date.

                              (v) A copy of the bylaws of the Borrower,
                    certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                              (vi) The opinion of counsel to the Borrower
                    covering such matters as the Lender may request.

                              (vii) A Security Agreement in form and substance
                    satisfactory to the Lender and duly executed by the Borrower.

                              (viii) The initial Borrowing Base Certificate
                    required under Section 2.5.

                              (ix) The guaranty of Daniel O. Burkes in form and
                    substance satisfactory to the Lender.

                         (x) A guaranty from each subsidiary of the Borrower in form and substance satisfactory to the Lender.

                         (xi) A security agreement in form and substance satisfactory to the Lender duly executed by each of the subsidiaries of the Borrower.

                         (xii) A copy of the resolutions of each of the subsidiaries authorizing the execution and delivery of a guaranty and security agreement and containing an incumbency certificate showing the names and titles and bearing the signatures of, the officers of the subsidiaries authorized to execute the guaranty and security agreement, certified as of the Closing Date by the Secretary or an Assistant Secretary of each subsidiary.

                         (xiii) A certificate of good standing for each of the subsidiaries in the jurisdiction of their incorporation, certified by the appropriate governmental officials as of a date not more than 10 days prior to the Closing Date.

                         (xiv) A copy of the bylaws of each subsidiary, certified as of the Closing Date by the Secretary or Assistant Secretary of each subsidiary.

                         (xv) A copy of the Articles of Incorporation of each subsidiary with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 10 days prior to the Closing Date.

                         (xvi)  Satisfactory review of the Purchase
          Agreement and Warranty Agreement with Irathene Systems
          Incorporated.

                         (xvii)  Satisfactory review of assets to be
          purchased from Irathene Systems, Incorporated.

                         (xviii) Satisfactory review of acquisition financial statements.

                         (xix)  Satisfactory completion of collateral
          audit.

                              (xx) Satisfactory environmental and "Year 2000" due diligence.

                         (xxi) Copy of employment agreement with Daniel O.
          Burkes.

                         (xxii) Payment of a commitment fee in the amount of $35,000.

                              (xxiii) An assignment of life insurance, in form
                    and substance acceptable to the Lender, on the life of Daniel O. Burkes in an amount of at least $3,000,000, on or before April 30, 1999.

                              (xxiv) A letter of undertaking regarding the
                    assignment of life insurance in form and substance acceptable to the Lender.

                         (xxv) Any other documents or conditions reasonably requested by the Lender.

                              3.1 (b) Other Matters. All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper
          Borrower or governmental authorities.

               3.1 (c) Fees and Expenses. The Lender shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 8.2.

               3.1 (d) Perfection. The Security Agreement (or financing statements with respect thereto) shall have been appropriately filed to the satisfaction of the Lender and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender.

          Section 3.2 Conditions Precedent to all Advances. The Lender shall not have any obligation to make the Term Loan or any Advance on the Revolving Loan (including Advances after the initial Advance) hereunder unless all representations and warranties of the Borrower made in this Agreement remain true and correct and no Default or Event of Default exists.

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lender:

          Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes and to perform its obligations hereunder and thereunder. This Agreement and the Notes have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower. The execution and delivery of this Agreement and the Notes will not violate the Borrower's Articles of Incorporation or bylaws or any law applicable to the Borrower.
No governmental consent or exemption is required in connection with the Borrower's execution and delivery of this Agreement and the Notes.

          Section 4.2 Financial Statements and No Material Adverse Change. The Borrower's audited financial statements as at December 31, 1998 and its unaudited financial statements as at January 31, 1999, as heretofore furnished to the Lender, have been prepared in accordance with GAAP. The Borrower has no material obligation or liability not disclosed in such financial statements, and there has been no material adverse change in the condition of the Borrower since the dates of such financial statements.

          Section 4.3 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if determined adversely to the Borrower, would have, a material adverse effect on the condition of the Borrower. The Borrower is not in violation of any law or regulation (including environmental laws and regulations and laws relating to employee benefit plans) where such violation could reasonably be expected to impose a material liability on the Borrower.

          Section 4.4 Taxes. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

          Section 4.5  Subsidiaries.  The Borrower has the
Subsidiaries listed on Schedule 2 hereto.

                           ARTICLE V

                     AFFIRMATIVE COVENANTS

          Until the Revolving Commitment shall have expired or been terminated and the Notes and all of the Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

          Section 5.1  Financial Statements and Reports.  The
Borrower will furnish to the Lender:

                              5.1 (a) As soon as available and in any event
within 120 days after the end of each fiscal year of the Borrower, consolidated financial statements of the Borrower consisting of at least statements of income, cash flow and changes in stockholders' equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by or other independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Lender.

                              5.1 (b) As soon as available and in any event
within 25 days after the end of each month, unaudited consolidated financial statements for the Borrower for such month and for the period from the beginning of such fiscal year to the end of such month, substantially similar to the annual audited statements.

                              5.1 (c) As soon as practicable and in any event
within 25 days after the end of each fiscal quarter, a compliance certificate in the form of Exhibit 5.1(c) hereto signed by the Chief Financial Officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with these Sections: 6.8, 6.9 and 6.10, as at the end of such quarter and stating that as at the end of such fiscal quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

                              5.1 (d)  Immediately upon any officer of the
Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

               5.1 (e) As soon as available and in any event within 120 days of year end updated personal financial statements and copies of the Federal and State tax return of Daniel O.
Burkes.

               5.1(f) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower financial projections for each of the next three fiscal years.

               5.1(g) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

          Section 5.2 Corporate Existence. The Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or would expose the Borrower to any material liability.

          Section 5.3 Insurance. The Borrower will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

          Section 5.4 Payment of Taxes and Claims. The Borrower will file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property.

          Section 5.5 Inspection. The Borrower will permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of the Borrower, to examine and to make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with its officers at such reasonable times and intervals as the Lender may designate. The Borrower shall also allow the Lender and its agents to conduct periodic collateral audits of the Borrower's accounts and inventory at such intervals as the Lender may choose, and the Borrower shall pay the Lender's costs of such audits.

          Section 5.6 Maintenance of Properties. The Borrower will maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          Section 5.7 Books and Records. The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

          Section 5.8 Compliance. The Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.

          Section 5.9 Notice of Litigation. The Borrower will give prompt written notice to the Lender of the commencement of any action, suit or proceeding affecting the Borrower.

          Section 5.10  Plans.  The Borrower will maintain any
employee benefit plans in compliance with all material requirements of applicable laws and regulations.

          Section 5.11 Reaffirmation of Guaranties. When so requested by the Lender from time to time, the Borrower will promptly cause any Persons who have guaranteed the obligations of the Borrower hereunder or any part thereof to execute and deliver to the Lender reaffirmations of their respective guaranties in such form as the Lender may require.

          Section 5.12 Year 2000. Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by Borrower, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay Lender. Borrower is in the process of implementing a plan to remediate year 2000 problems and will complete implementation of such plan with respect to any material year 2000 problems, and testing thereof, by September 30, 1999. Borrower agrees that this representation will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any advance under this Agreement or Note or delivers any information to Lender. Borrower will promptly deliver to Lender such information relating to this representation and covenant as Lender requests from time to time.

          Section 5.13 Depository Accounts. Borrower agrees to maintain all of its main depository accounts with the Lender.
Borrower's subsidiary may continue to maintain its depository accounts in Utah.

                           ARTICLE VI

                       NEGATIVE COVENANTS

          Until the Revolving Commitment shall have expired or been terminated and the Notes and all of the Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

          Section 6.1 Merger. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; provided, however, any Subsidiary may be merged with or liquidated into the Borrower or any wholly-owned Subsidiary (if the Borrower or such wholly-owned Subsidiary is the surviving corporation)

          Section 6.2 Sale of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business and except the Borrower may sell up obsolete or unused Equipment in aggregate amount not to exceed $50,000.

          Section 6.3 Dividends. The Borrower will not pay any dividends or otherwise make any distributions on, or redemptions of, any of its outstanding stock, except the Borrower may redeem not more than 40,000 shares of its outstanding common stock.

          Section 6.4 Investments. The Borrower will not, and will not permit any Subsidiary to, make any loans, advances or extensions of credit to any other Person (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) or purchase or acquire any stock or other debt or equity securities of or any interest in any other Person or any integral part of any business or the assets comprising such business or part thereof, except for:

                              6.4 (a) Investments in readily marketable direct
obligations issued or unconditionally guaranteed by the United
States government or any agency thereof and supported by the full faith and credit of the United States.

                              6.4 (b) Certificates of deposit or bankers'
acceptances issued by any commercial Bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Lender.

                         6.4 (c) Commercial paper given the highest rating
by a nationally recognized rating service.

                              6.4 (d) Repurchase agreements relating to
securities of the kind described in subsection (a) of this Section.

                              6.4 (e) Other readily marketable investments in
debt securities which are reasonably acceptable to the Lender.

                         6.4 (f) Travel advances to officers, directors and
employees in the ordinary course of business.

Any investments under clauses (a), (b), (c) or (d) above must mature within one year of the acquisition thereof by the Borrower.

          Section 6.5 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, borrow any money or issue any bonds, debentures or other debt securities or otherwise become obligated on any interest-bearing indebtedness except for the Term Loan and Advances under this Agreement.

          Section 6.6 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements except:

                              6.6 (a) Liens granted to the Lender.

                              6.6 (b) Liens existing on the date of this
Agreement and disclosed on Exhibit 6.6 hereto.

                              6.6 (c) Deposits or pledges to secure payment of
workers' compensation, unemployment insurance, old age pensions or other social security obligations arising in the ordinary course of business of the Borrower.

                              6.6 (d) Liens for taxes, fees, assessments and
governmental charges not delinquent.

                              6.6 (e) Liens of carriers, warehousemen, mechanics
and materialmen, and other like Liens arising in the ordinary course of business, for sums not due.

                              6.6 (f) Liens incurred or deposits or pledges made
or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

                              6.6 (g) Encumbrances in the nature of zoning
restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower.

          Section 6.7 Contingent Obligations. The Borrower will not, and will not permit any Subsidiary to, guarantee or otherwise become liable on the indebtedness of any other Person.

          Section 6.8 Tangible Net Worth. The Borrower will not permit its Tangible Net Worth (the excess of its assets, excluding intangible assets, over its liabilities, on a consolidated basis) at any time to be less than $5,500,000.

          Section 6.9  Current Ratio.  The Borrower will not
permit the ratio of its consolidated current assets to its consolidated current liabilities to be less than 1.5 to 1 at any time.

          Section 6.10 Leverage Ratio. The Borrower will not permit its Leverage Ratio (the ratio of its Total Liabilities to its Tangible Net Worth) to be more than 1.75 to 1 at any time.


                           ARTICLE VII

                  EVENTS OF DEFAULT AND REMEDIES

          Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of
Default:

                              7.1 (a) The Borrower shall fail to make when due,
whether by acceleration or otherwise, any payment of principal of or interest on the Notes or any other obligations of the Borrower to the Lender pursuant to this Agreement.

                              7.1 (b) Any representation or warranty made by or
on behalf of the Borrower in this Agreement or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                              7.1 (c) The Borrower shall fail to comply with
Sections 5.2 or 5.3 or any Section of Article VI.

                              7.1 (d) The Borrower shall fail to comply with any
other agreement, covenant, condition, provision or term contained in this Agreement and such failure to comply shall continue for
(i) 15 calendar days if the default occurs under Sections 6.8,
6.9 or 6.10 and (ii) 30 calendar days if the default occurs
(other than those hereinabove set forth in this Section 7.1) after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender,
(ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 5.1, or (iii) the date the Lender gives notice of such failure to the Borrower.

               7.1 (e) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or such Subsidiary or for a substantial part of the property thereof and shall not be discharged within 45 days, or the Borrower shall make an assignment for the benefit of creditors.

                              7.1 (f) Any bankruptcy, reorganization, debt
arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or such Subsidiary.

                              7.1 (g) Any dissolution or liquidation proceeding
shall be instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or such Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 45 days undismissed.

                              7.1 (h) A judgment or judgments for the payment of
money in excess of the sum of $50,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

                              7.1 (i) The maturity of any material indebtedness
of the Borrower or any Subsidiary (other than indebtedness under this Agreement) shall be accelerated, or the Borrower or any Subsidiary shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness of the Borrower shall be deemed "material" if it exceeds $50,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section has occurred.

                              7.1(j) Any execution or attachment shall be issued
whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

                              7.1 (k)  Any guarantor of any of the obligations
of the Borrower under this Agreement shall seek to revoke its, his or her guaranty or any such guaranty shall become unenforceable for any reason.

                              7.1 (l) Any default shall occur under any other
Loan Document.

          Section 7.2  Remedies.   If (a) any Event of Default
described in Sections 7.1 (e), (f) or (g) shall occur with respect to the Borrower, the Revolving Commitment shall automatically terminate and the Notes and all other obligations of the Borrower to the Lender under this Agreement shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Lender may (i) declare the Revolving Commitment terminated, whereupon the Commitment shall terminate, and (ii) declare the Notes and all other obligations of the Borrower to the Lender under this Agreement to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or
(b) of the preceding sentence the Lender may exercise all rights and remedies under this Agreement, the Notes and any related agreements and under any applicable law.

          Section 7.3 Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Lender to set off all sums owing by the Borrower to the Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Lender.

                          ARTICLE VIII

                         MISCELLANEOUS

          Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          Section 8.2 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Lender) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Agreement and the Notes. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

          Section 8.3 Waivers, etc. No failure on the part of the Lender or the holder of either Note to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

          Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article II hereof shall be deemed to have been given only when received by the Lender.

          Section 8.5 Successors and Assigns; Disposition of Loans. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participating in, or otherwise dispose of any portion of the Revolving Commitment and the Term Loan and/or Advances to banks or other financial institutions. The Lender may disclose any information regarding the Borrower in the Lender's possession to any prospective buyer or participant.

          Section 8.6 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

          Section 8.7 Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HIBBING, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          Section 8.8  Waiver of Jury Trial.  EACH OF THE
BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING
TO THIS AGREEMENT, THE NOTE AND ANY OTHER LOAN DOCUMENTS OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          Section 8.9 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

          Section 8.10 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 8.11  Counterparts.  This Agreement may be
executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                INDUSTRIAL RUBBER PRODUCTS, INC.

                              By /s Daniel O. Burkes
                              Print Name Daniel O. Burkes
                              Title President
Borrower's Address:
3804 East 13th Street
Hibbing, MN 55746


                                U.S. BANK NATIONAL ASSOCIATION

                              By /s Mark C. Peterson
                              Print Name Mark C. Peterson
                                                            Title Vice President
Lender's Address:
U.S. Bank National Association
P.O Box 39
Hibbing, Minnesota 55746
Fax (218) 263-3308

                                             EXHIBIT 2.3 (a) TO
                                               CREDIT AGREEMENT

                         REVOLVING NOTE


$2,000,000                                         March 30, 1999
                                               Hibbing, Minnesota

          FOR VALUE RECEIVED, INDUSTRIAL RUBBER PRODUCTS, INC., a corporation organized under the laws of the State of Minnesota, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Lender") at its main office in Hibbing, Minnesota, in lawful money of the United States of America in immediately available funds on the Maturity Date (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) the principal amount of TWO MILLION DOLLARS AND NO CENTS ($2,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

          This note is the Revolving Note referred to in the Credit Agreement dated as of March 30, 1999 (as the same may be hereafter from time to time amended, restated or modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured, it is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

          In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

          THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS
NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF
MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS
PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE
UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                INDUSTRIAL RUBBER PRODUCTS, INC.

                                By
                                Title

                                              EXHIBIT 2.3 (b) TO
                                                 CREDIT AGREEMENT

                           TERM NOTE


$7,000,000                                         March 30, 1999
                                               Hibbing, Minnesota

          FOR VALUE RECEIVED, INDUSTRIAL RUBBER PRODUCTS, INC., a corporation organized under the laws of the State of Minnesota, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Lender") at its main office in Hibbing, Minnesota, in lawful money of the United States of America in immediately available funds on September 30, 1999, the principal amount of SEVEN MILLION DOLLAR AND NO CENTS ($7,000,000), and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rate and times set forth in the Credit Agreement.

          This note is the Term Note referred to in the Credit Agreement dated as of March 30, 1999 (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

          In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

          THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS
NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF
MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS
PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE
UNITED STATES APPLICABLE TO NATIONAL BANKS.

                              INDUSTRIAL RUBBER PRODUCTS, INC.

                              By
                              Title

                                                  SCHEDULE 1 TO
                                               CREDIT AGREEMENT

                   BORROWING BASE DEFINITIONS


          "Affiliate":  When used with reference to any Person,
(a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent of more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

          "Eligible Inventory" means Inventory of the Borrower which meets the following requirements: (a) it is owned by the Borrower, is subject to a first priority perfected security interest in favor of the Lender, and is not subject to any assignment, claim or Lien other than (i) a Lien in favor of the Lender and (ii) Liens consented to by the Lender in writing; (b) it consists of raw materials or finished products (not including work in process and supplies; (c) if held for sale or lease, it is (except as the Lender may otherwise consent in writing) new and unused; (d) except as the Lender may otherwise consent, it is not stored with a bailee, warehouseman or similar party; if so stored with the Lender's consent, such bailee, warehouseman or similar party has issued and delivered to the Lender, in form and substance acceptable to the Lender, such documents and agreements as the Lender may require, including, without limitation, warehouse receipts therefor in the Lender's name; (e) the Lender has determined, in its sole and absolute discretion, that it is not unacceptable due to age, type, category, quality and/or quantity; (f) it is not held by the Borrower on consignment and is not subject to any other repurchase or return agreement; (g) it is not held by a customer of the Borrower or any other Person on consignment; (h) it complies with all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture or sale; and (i) the warranties, representations and covenants contained in any security agreement or other agreement of the Borrower with or given to the Lender relating directly or indirectly to the Borrower's Inventory are applicable to it without exception.

          "Eligible Receivables" means the Receivables owned by the Borrower which are subject to a first priority perfected security interest in favor of the Lender and not subject to any assignment, claim or Lien other than the Lien in favor of the Lender and other Liens consented to by the Lender in writing, but excluding (a) Receivables which are not earned; (b) Receivables which are unpaid more than ninety (90) days after the original invoice date; (c) Receivables owed by debtors 10% or more of whose Receivables owed are otherwise ineligible; (d) Receivables representing progress billings, or retainages, or for work covered by any payment or performance bond; (e) Receivables owed by any of the Borrower's Affiliates; (f) Receivables owed by debtors not located in the United States or Canada, unless supported by a letter of credit issued by a U.S. bank in favor of the Borrower which has been delivered to the Lender;
(g) Receivables as to which any warranty or representation contained in any security agreement or other agreement of the Borrower with or given to the Lender with respect to any such Receivable is untrue in any material respect; (h) Receivables as to which the account debtor has disputed liability, or made any claim with respect to any other Receivable due from such account debtor to the Borrower to the extent of the amount disputed by such account debtor; (i) Receivables with respect to which the account debtor is also a creditor of Borrower, but only to the extent of the amount owed by Borrower to such account debtor;
(j) Receivables as to which the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code, assigned any assets for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code has been filed against the account debtor, or if the account debtor has failed, suspended business, become insolvent, or has had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; (k) Receivables owed by any government or government agency; (l) Receivables evidenced by a promissory note or other instrument; and (m) Receivables as to which the Lender believes that collection of any such Receivable is insecure or that any such Receivable may reasonably not be paid by reason of the account debtor's financial inability to pay. Eligible Receivables shall not include Receivables due from large pipelining contracts (the "Pipelining Receivables") that the Borrower may enter. In the event the Borrower enters such a contract, the eligibility of the Pipelining Receivables shall be determined at a time by the Borrower and the Lender and upon the terms and conditions agreed to by the Borrower and the Lender, provided, however, that nothing herein shall require the Lender to consider a Pipelining Receivable an Eligible Receivable.

          "Inventory" means any and all of the Borrower's goods, including, without limitation, goods in transit, wherever located which are or may at any time be leased by the Borrower to a lessee, held for sale or lease, furnished under any contract of service or held as raw materials, work in process, or supplies or materials used or consumed in the Borrower's business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods, the sale or other disposition of which has given rise to a Receivable, which are returned to and/or repossessed and/or stopped in transit by the Borrower or the Lender, or at any time hereafter in the possession or under the control of the Borrower or the Lender, or any agent or bailee of either thereof, and all documents of title or other documents representing the same.

          "Receivables" means each and every right to payment of Borrower, whether such right to payment arises out of a sale or lease of goods by Borrower, or other disposition of goods or other property of Borrower, out of a rendering of services by Borrower, out of a loan by Borrower, out of damage to or loss of goods in the possession of a railroad or other carrier or any other bailee, out of overpayment of taxes or other liabilities of Borrower, or which otherwise arises under any contract or agreement, or from any other cause, whether such right to payment now exists or hereafter arises and whether such right to payment is or is not yet earned by performance and howsoever such right to payment may be evidenced, together with all other rights and interest (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor (as defined in the Minnesota Uniform Commercial
Code) or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; specifically (but without limitation), the term includes all present and future instruments, documents, chattel papers, accounts and contract rights of Borrower.

                  BORROWING BASE CERTIFICATE

                Industrial Rubber Products, Inc.

     Borrowing Base Certificate for the period ended
               ,

     This Borrowing Base Certificate is delivered in accordance with the Credit Agreement dated as of March 30, 1999 between U.S. Bank National Association (the "Lender") and Industrial Rubber Products, Inc. ("the Borrower"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings set forth for such terms therein. All amounts are as of the date shown above except as otherwise stated herein.

     I certify that the following amounts were correctly determined according to the Credit Agreement:

     Total Receivables                           $
(A)

      Receivables 90 + Days         $
      Other Ineligible              $

     Total Ineligible                            $
(B)

     Eligible Receivables (A) - (B)              $
(C)

     Receivables Base (80% of (C))               $
(D)
     Total value of inventory at lesser
     of wholesale cost or replacement cost:                   $
     (E)

      Ineligible inventory          $

     Total cost of inventory deemed ineligible by the Lender:
     $   (F)

     Total Eligible Inventory (E) minus (F):                  $
     (G)
     50% of (G)                                  $
(H)
     Total Borrowing Base:  (D) plus (H)                      $
     (I)
     Outstanding Advances                        $
(J)

     Availability (I) - (J)                      $
                                    (K)

     I hereby certify that all payroll and unemployment taxes are current as of this date.

     For the purpose of inducing the Lender to extend credit to the Borrower pursuant to the Credit Agreement, the Borrower hereby certifies that the foregoing information is true and correct in all respects. The Borrower further certifies that all amounts outstanding under the Revolving Note were properly authorized for the benefit of the Borrower and constitute obligations of the Borrower in accordance with the terms of the Credit Agreement. The Borrower further certifies that no circumstances or conditions exist at the date of the Borrowing Base Certificate which constitute an Event of Default.

                                INDUSTRIAL RUBBER PRODUCTS, INC.

                                By
                                Title:

                                Date:

                                                    SCHEDULE 2 TO
                                                 CREDIT AGREEMENT

                     BORROWER'S SUBSIDIARIES


Industrial Rubber Products - Utah, Inc. d/b/a TJ Products

Borrower is in the process of establishing a subsidiary in Ontario Canada for the purpose of conducting the Canadian operations to be conducted as a result of its planned acquisition.